EXHIBIT 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”), is entered into and made effective as of the 7th day of May, 2007, by and between The Shaw Group Inc., a Louisiana corporation, having its principal office at 4171 Essen Lane, Baton Rouge, Louisiana, 70809 (the “Company”) and Gary P. Graphia, a resident and domiciliary of the State of Louisiana (the “Employee”), to amend that certain Employment Agreement between the Company and the Employee effective as of October 14, 2005, (the “Employment Agreement”).
For purposes hereof, the Company and the Employee may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Company has been employing the Employee, and the Employee has been employed by the Company, with Employee serving in the executive officer positions of General Counsel and Corporate Secretary of the Company and Executive Vice President, Secretary and Chief Legal Officer of the Company pursuant to the terms of the Employment Agreement; and
WHEREAS, the Company and the Employee desire to continue Employee’s executive employment relationship pursuant to the terms of the Employment Agreement with the Employee serving as Executive Vice President – Corporate Development and Strategy of the Company or such additional or other executive officer positions of the Company mutually agreed upon by the Company and the Employee; and
WHEREAS, the Company and the Employee wish to enter into this First Amendment to amend certain terms of the Employment Agreement to specify the Employee’s new executive officer position and to make it expressly clear that the Employment Agreement applies not only to the Employee’s current executive officer position but also to any and all additional or other executive officer positions to which the Company and the Employee may mutually agree.
NOW THEREFORE, in consideration of the mutual covenants, promises, undertakings and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee, intending to be legally bound, do hereby promise, covenant and agree as follows:
AGREEMENTS
Section 1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Employment Agreement.
Section 2. Amendment to Section 3. Employee’s Duties. Section 3 of the Employment Agreement shall be, and hereby is, amended by deleting the first paragraph thereof and by substituting therefore the following:
     “3. Employee’s Duties. During the Term of this Agreement, Employee shall serve as an executive officer of the Company, and effective with the First Amendment to this Agreement dated as of May 7, 2007, Employee shall serve in the position of Executive Vice President – Corporate

Development and Strategy. In addition, Employee shall serve in such additional or other executive officer positions of the Company to which the Company and Employee may mutually agree, and with such duties and responsibilities as may from time to time be assigned to Employee by the board of directors of the Company (the “Board”); provided that, such duties and responsibilities are consistent with the customary duties of such executive officer positions.”
Section 3. Amendment to Section 7(e) Resignation for Good Reason. Section 7(e)(2) of the Agreement, which defines one of the circumstances that constitutes Good Reason for Employee to resign shall be, and is hereby, amended by deleting such provision in its entirety and by substituting therefore the following:
     “(2) the continued assignment to employee of any duties inconsistent with Employee’s executive officer position with the Company;”
Section 4. No Other Changes. Except as expressly provided herein, the Employment Agreement shall remain unchanged and in full force and effect.
Section 5. Effectiveness. From the effective date of this First Amendment, the Employment Agreement shall be deemed to be amended and modified as expressly herein provided, and from such effective date on, the Employment Agreement and the First Amendment shall be read and construed together as one and the same instrument.
IN WITNESS WHEREOF, the Company and the Employee have executed this First Amendment effective as of the effective date first written above.

THE COMPANY:

THE SHAW GROUP INC.

By:	/s/ J. M. Bernhard, Jr.

Name:	J. M. Bernhard, Jr.
Title:	CEO and President

THE EMPLOYEE:

GARY P. GRAPHIA

/s/ Gary P. Graphia

Gary P. Graphia